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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the "Registration Statement") of MFS Series Trust IX (the "Trust"), of my opinion dated August 24, 1998, appearing in Post-Effective Amendment No. 35 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on August 27, 1998.

                                       JAMES R. BORDEWICK, JR.
                                       James R. Bordewick, Jr.
                                       Assistant Clerk and Assistant Secretary

Boston, Massachusetts
June 26, 2001